Exhibit 99.01

[SENTO'S LOGO]



                SENTO CONFIRMS VIEWSONIC CORPORATION CONTRACT FOR
                       CUSTOMER SUPPORT IN WESTERN EUROPE



            -Agreement makes Sento the exclusive provider of customer
                       support in 15 European countries-


AMERICAN FORK, Utah, April 5, 2005 - Sento Corporation (Nasdaq: SNTO), a leader in right-channeling customer support solutions, today confirmed a new contract with ViewSonic(R) Corporation for outsourced customer support in Western Europe. Sento made this announcement following a press release from ViewSonic, a worldwide leader of computer monitor and visual display devices, issued yesterday, April 4. Under the terms of the contract, Sento will become the exclusive provider of customer support for ViewSonic in the 15 European countries where the company currently conducts sales.

This contract is one of the first new European partnerships to emerge since Sento's acquisition of Xtrasource in November 2004. The ViewSonic support will be conducted through Sento's European centers in Enschede, the Netherlands and Metz, France. As reported by Sento in a press release dated January 12, 2005, this new contract is valued at approximately $975,000 USD, subject to Euro-U.S. dollar currency rate fluctuations. The contract is renewable in 12-month increments at the conclusion of the first 18 months of service.

In ViewSonic's statement, Mel Taylor, Vice-President and Acting Customer Care and Quality Manager at ViewSonic Europe, said, "By choosing one of the world's leading providers of Customer Relationship Management (CRM) solutions, ViewSonic Europe reinforces its customer-focused approach. Our growing presence on the European market of visual display solutions requires improved operational processes. The cooperation with Sento will be instrumental in taking our customers' satisfaction to the next step."

Taylor noted that the agreement would handle contacts from Austria, Belgium, Denmark, Finland, France, Germany, the Republic of Ireland, Italy, Luxemburg, the Netherlands, Norway, Portugal, Spain, Sweden and the United Kingdom.

"Our relationship with ViewSonic helps to underscore the economies today's organizations are realizing through the expert use of outsourced support," said Patrick O'Neal, President and CEO of Sento. "We are pleased to lead our ever-expanding outsourced right-channeling solutions beyond the U.S. to many additional worldwide regions. Sento is helping a growing number of companies save hundreds of thousands of dollars in customer support costs while increasing their customers' satisfaction."

ABOUT VIEW SONIC

ViewSonic(R) Corporation, a worldwide leader in visual display products, offers comprehensive display solutions for today's business, education and consumer electronics markets. The company's products have won more than 2,000 awards globally from respected specialist publications and organizations. Headquartered in Walnut, California, ViewSonic was founded in 1987, and is a privately held corporation.

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SENTO PROFILE

Sento Corporation (www.sento.com) is a right-channeling solutions leader, delivering a successful customer service and technical support experience through multi-channel interactions, contact center management expertise and professional services focused on business process management. Through Sento's Customer Choice Platformtm, an integrated suite of multi-channel CRM technologies, customers are given a choice of self-service and assisted-service options - via web, e-mail, chat, and phone - for increased customer satisfaction with dramatic cost savings to Sento's clients. Sento provides multi-channel support in 18 languages.

FORWARD LOOKING STATEMENTS

Statements in this press release, which are not purely historical, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements encompass Sento's beliefs, expectations, hopes or intentions regarding future events. Words such as "expects," "intends," "believes," "anticipates," "should" and "likely" also identify forward-looking statements. All forward-looking statements included in this release are made as of the date hereof and are based on information available to Sento as of such date. Sento assumes no obligation to update any forward-looking statement. Actual results could differ materially from those anticipated for a number of reasons, including, among others: the Company's stock price has historically been volatile; difficulties encountered in post-acquisition integration and operation of the acquired assets including retaining existing clients of the acquired company; variations in market and economic conditions; the effect on the Company's earnings of the repricing of options; the Company's dependence on its limited number of key clients; reduction in services requested by the Company's clients resulting in lower revenues for the Company; the Company's ability to complete negotiations and execute client agreements; risk of emergency interruption of the Customer Contact Solutions operations; and other unanticipated factors. Risk factors, cautionary statements and other conditions, which could cause actual results to differ from the Company's current expectations, are contained in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-KSB, as amended.

Contact:
Patrick F. O'Neal, CEO, Sento at 801-772-1417 or pat_oneal@sento.com Anthony Sansone, CFO, Sento at 801-772-1410 or tony_sansone@sento.com
Or, for brokers and financial industry members, Laurie S. Roop, President, Shareholder Relations at 435-652- 3884 or laurie@shareholder-relations.net

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